THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US$	32.44
Market price	US$	34.18
Premium/(discount)		5.36%
Fund size	US$	470.3

Source: State Street Corporation

At 31 December 2006		US$ returns
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	6.0	7.1
Year to date	57.1	39.5
One year	57.1	39.5
Three years % pa	20.1	20.7

Past performance is not a guide to future returns.
Source: State Street Corporation. NAV-NAV performance.

*	Source for index data: MSCI.
MANAGER’S COMMENTARY
December was a good month in China’s stock markets. The H-share index increased 21.0% and the A-share index 21.3%, with most of the gains coming in the last two weeks. The key is Chinese domestic liquidity. Options for Chinese investors have always been limited — the real return on bank deposits or bonds after tax and inflation is close to zero. But now market gains have caught the public eye and retail money is pouring into stocks — one local fund raised US$5 billion for a mutual fund in just one day. A representative from Martin Currie Inc (Martin Currie) also received a stock tip from a taxi driver — a sure sign of a well-advanced liquidity-driven market. Over US$100 billion in cash was deposited to subscribe to the A-share Initial Public Offering (IPO) for China Life, part of a growing trend for Hong Kong-listed large-cap companies to return to the burgeoning domestic market. The financial large-cap companies led both the Hong Kong and the A-share markets. Industrial and Commercial Bank of China now trades at 4X stated book value and has become the world’s second-most valuable bank, ahead of Bank of America and behind only Citigroup!
Back in the real world, China’s export performance continues to shine, unaffected by the miniscule renminbi appreciation (just 3.4% against the US dollar in 2006). In November, exports grew by 32.8%, resulting in a US$22.9 billion monthly trade surplus. The consumer price index rose to 1.9%, from 1.5% in October, due largely to increases in grain prices. Some large foreign acquisitions of Chinese companies were announced, particularly in the retail space (Home Depot of Homeway, Tesco increasing its stake in Hymall, Goldmans buying the pork company Shineway). The announcement of Baoshan Steel’s option plan for management — of limited scope, but based on return on equity relative to local and foreign competitors and requiring the company to buy stock in the market — was a minor positive, in that it sets a benchmark for other State-Owned Enterprises (SOEs). Apparent progress on tax unification, at a rate of 25% down from the current 33%, was greeted as a positive but is more a of a double-edged sword in that all but the largest SOEs currently pay 15% tax or less.
INVESTMENT STRATEGY
The Fund is 99.6% invested with holdings in 66 companies.
During the month Martin Currie sold US$20.3 million worth of the Fund’s securities to raise cash for the recent US$58 million dividend payout (US$4.01 per share). Stocks sold included China International Insurance, Sinofert and Li Ning, crystallising gains that will go towards next year’s dividend. The only purchases in December were tiny allocations for the IPOs of China Communication Construction, Zhaojin Gold and Jinjiang Hotels. As the bulk of sales were in Hong Kong, our relative exposure to A-shares has risen to 26.8% and Taiwan to 29.8%.
Chris Ruffle, Martin Currie Inc*

*	Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.

HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

DIRECT INVESTMENT MANAGER’S COMMENTARY
On 29 December 2006, Asian Direct Capital Management (ADCM) signed a sale and purchase agreement on behalf of the Fund to sell the Fund’s entire share (c. 20%) in Captive Finance. ADCM did this in conjunction with other shareholders, as part of a 100% sale of the company to Fortis Lease Group, one of the top five European cross-border leasing companies. The transaction is subject to the approval of the Luxembourg and Norwegian regulatory authorities for Fortis. ADCM expects the transaction to close before 30 April 2007. The sale price is US$42 million, compared with the entry valuation of US$15 million in 2002. Consequently the Fund’s Board approved the revaluation of the Fund’s investment from the book cost of c. US$3 million (US$1.5 per share) to US$4.5 million (US$2.25 per share) on 4 January 2007. Further revaluation is possible after the transaction is closed and the final transaction costs are known.
Other companies in the direct investment portfolio continue to perform satisfactorily. We are actively negotiating a number of new investments, focusing on the Peoples Republic of China service sector.
KOH Kuek Chiang, Asian Direct Capital Management

31 DECEMBER 2006
FUND DETAILS

Market cap	US$495.48m
Shares outstanding	14,496,220
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

Source: State Street Corporation.
ASSET ALLOCATION

Source: State Street Corporation
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	19.6%	8.7%
Consumer discretionary	16.3%	5.8%
Energy	14.2%	7.7%
Financials	13.0%	34.1%
Information technology	10.6%	23.2%
Consumer staples	8.0%	1.1%
Healthcare	6.4%	—
Materials	5.3%	6.2%
Utilities	4.4%	4.8%
Telecommunications	1.8%	8.4%
Other assets & liabilities	0.4%	—
Total	100.0%	100.0%

Source: State Street Corporation.
Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	6.0	19.7
Year to date	57.1	65.7
Three years %pa	20.1	5.4

Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (1.8%)

CDW Holdings Ltd	Information technology	1.1%
Captive Finance	Financials	0.6%
teco Optronics	Information technology	0.1%
15 LARGEST LISTED INVESTMENTS (44.5%)

Chaoda Modern Agriculture	Consumer staples	4.7%
Shanghai International Airport	Industrials	4.4%
Shanghai Zhenhua Port Machinery	Industrials	4.2%
China Petroleum & Chemical	Energy	4.0%
China Merchants Bank	Financials	3.7%
Golden Meditech	Healthcare	3.2%
Cathay Financial	Financials	2.8%
Shangri-La Asia	Consumer discretionary	2.4%
Far Eastern Department Stores	Consumer discretionary	2.3%
Xinao Gas	Utilities	2.2%
Lenovo	Information technology	2.2%
Far East Energy	Energy	2.2%
Anhui Expressway	Utilities	2.1%
Fubon Financial	Financials	2.1%
Tripod Technology	Industrials	2.0%

Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	6.0	20.1	57.1	57.1	20.1	26.1	10.8
MSCI Golden Dragon	7.1	20.4	39.5	39.5	20.7	16.0	n/a
Hang Seng Chinese Enterprise	21.0	46.0	93.4	93.4	27.2	42.6	n/a
Shanghai Stock Exchange 180	21.3	50.7	128.1	128.1	21.5	n/a	n/a

Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2007 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the final page of this document.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 December 2006.
THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 December 2006.
10 YEAR DIVIDEND HISTORY CHART

Total	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01
Income	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30
Long-term capital	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73
Short-term capital	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98

Past performance is not a guide to future returns.
Source: State Street Corporation.

THE PORTFOLIO — IN FULL	AT 31 DECEMBER 2006

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Hong Kong						27.3%
Chaoda Modern Agriculture	682 HK	HK$	5.0	34,089,900	21,959,267	4.7%
Golden Meditech	8180 HK	HK$	3.3	35,040,000	14,912,364	3.2%
Shangri-La Asia	0069 HK	HK$	20.1	4,318,000	11,270,238	2.4%
Xinao Gas	2688 HK	HK$	8.8	9,286,000	10,506,686	2.2%
Lenovo	992 HK	HK$	3.2	25,646,000	10,419,842	2.2%
Huabao International	336 HK	HK$	4.2	12,790,000	6,939,647	1.5%
TPV Technology	903 HK	HK$	4.9	9,968,000	6,292,800	1.4%
China Travel	0308 HK	HK$	2.5	18,148,000	5,996,755	1.3%
Ports Design	589 HK	HK$	17.0	2,678,500	5,854,569	1.2%
Parkson Retail	3368 HK	HK$	38.5	1,111,500	5,502,051	1.1%
Tianjin Development	0882 HK	HK$	5.5	6,836,000	4,851,718	1.0%
Natural Beauty Bio-Technology	157 HK	HK$	1.1	32,780,000	4,678,281	1.0%
China Shineway Pharmaceutical	2877 HK	HK$	4.5	7,615,000	4,405,922	0.9%
Fountain Set	420 HK	HK$	2.2	13,026,000	3,634,337	0.8%
China Fire Safety	8201 HK	HK$	0.5	50,380,000	3,303,564	0.7%
China Rare Earth	769 HK	HK$	1.3	15,254,000	2,490,817	0.5%
Yorkey Optical International	2788 HK	HK$	2.5	7,128,000	2,245,371	0.5%
China Communications Construction	1800 HK	HK$	7.7	1,927,925	1,903,732	0.4%
Ocean Grand Chemicals	2882 HK	HK$	0.3	17,379,000	692,693	0.2%
Asia Zirconium	395 HK	HK$	0.9	5,472,000	598,025	0.1%
Arcontech	8097 HK	HK$	0.0	18,386,000	—	—

China ‘B’ shares						1.3%
Shanghai Lujiazui Finance	900932 SHA	HK$	1.1	5,804,366	6,204,867	1.3%

Hong Kong ‘H’ shares						8.9%
Anhui Expressway	995 HK	HK$	6.3	12,406,000	10,017,188	2.1%
China Oilfield Services	2883 HK	HK$	5.4	12,650,000	8,782,915	1.9%
China Shenhua Energy	1088 HK	HK$	18.7	3,435,000	8,267,743	1.8%
Zhejiang Expressway	576 HK	HK$	6.0	10,304,000	7,895,988	1.7%
BYD	1211 HK	HK$	29.8	1,368,500	5,243,430	1.1%
Beiren Printing Machinery	187 HK	HK$	1.7	7,000,000	1,512,035	0.3%

Taiwan						29.8%
Cathay Financial	2882 TT	NT$	74.0	5,708,370	12,959,637	2.8%
Far Eastern Department Stores	2903 TT	NT$	20.8	16,952,000	10,817,659	2.3%
Fubon Financial	2881 TT	NT$	30.5	10,387,000	9,719,390	2.1%
Tripod Technology	3044 TT	NT$	117.0	2,608,845	9,364,469	2.0%
Merry Electronics	2439 TT	NT$	89.0	3,260,507	8,902,750	1.9%
Advanced Semiconductor Engineering	2311 TT	NT$	37.0	7,838,000	8,897,254	1.9%
Chunghwa Telecom	2412 TT	NT$	60.6	4,490,880	8,349,358	1.8%
China Metal Products	1532 TT	NT$	70.9	3,720,123	8,091,938	1.7%
Yuanta Core Pacific Securities	6004 TT	NT$	27.1	8,983,000	7,454,829	1.6%
Uni-President Enterprises	1216 TT	NT$	32.5	6,729,000	6,709,388	1.4%
Synnex Technology	2347 TT	NT$	41.2	5,156,000	6,517,171	1.4%
Powertech Technology	6239 TT	NT$	136.0	1,522,000	6,350,422	1.3%
Cheng Shin Rubber	2105 TT	NT$	32.3	5,072,544	5,018,854	1.1%
Data Systems Consulting	2447 TT	NT$	34.3	4,566,813	4,805,697	1.0%
Yieh United Steel	9957 TT	NT$	15.7	9,483,000	4,579,304	1.0%
ShenMao Technology	3305 TT	NT$	98.1	1,512,800	4,553,020	1.0%
Cheng Uei Precision	2392 TT	NT$	116.5	1,244,000	4,446,265	0.9%
Wah Lee Industrial	3010 TT	NT$	66.6	2,154,000	4,401,178	0.9%
Taiwan FamilyMart	5903 TT	NT$	50.2	1,787,895	2,753,561	0.6%
Formosa Petrochemical	6505 TT	NT$	71.6	1,211,000	2,660,150	0.6%
Lien Hwa Industrial	1229 TT	NT$	17.8	4,768,616	2,604,122	0.5%

United States ‘N’ shares						3.7%
Far East Energy	FEEC US	US$	0.9	11,111,111	10,111,111	2.2%
Mindray Medical International	MR US	US$	23.9	259,900	6,216,808	1.3%
Chindex International	CHDX US	US$	18.9	69,987	1,319,955	0.2%

‘A’ share access products						26.8%
Shanghai International Airport		US$	2.4	8,624,267	20,839,976	4.4%
Shanghai Zhenhua Port Machinery		US$	1.5	13,219,652	19,922,016	4.2%
China Petroleum & Chemical		US$	1.2	16,071,676	18,736,268	4.0%
China Merchants Bank		US$	2.1	8,254,855	17,302,176	3.7%
Xinjiang Tebian Electric		US$	1.9	4,676,642	8,955,769	1.9%
Youngor		US$	1.1	7,562,730	8,545,885	1.8%
China Yangtze Power		US$	1.3	6,441,077	8,064,228	1.7%
Huaneng Power International		US$	0.8	9,343,031	7,717,344	1.7%

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Shanghai Yuyuan Tourist Mart		US$	1.5	4,277,179	6,432,877	1.4%
Qinghai Salt Lake Potash		US$	3.0	1,725,209	5,208,406	1.1%
Baoding Tianwei Baobian Electric		US$	2.3	1,761,193	4,116,782	0.9%

Direct						1.8%
CDW Holdings Ltd				60,000,000	5,280,485	1.1%
Captive Finance				2,000,000	3,045,000	0.6%
teco Optronics				1,861,710	150,000	0.1%

Other assets & liabilities					1,952,240	0.4%
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated 27 June 2005, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China and Hong Kong.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies
(H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the listed equity portfolio of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. It explicitly does not accept responsibility for the views and opinions expressed by Asia Direct Capital Management.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established Martin Currie China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the Fund. Asian Direct Capital Management is the direct investment manager to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
è	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

è	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

è	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

è	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

è	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

è	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

è	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

è	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

è	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.